            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Hallmark Investment Series Trust:

We have audited the accompanying statements of assets and liabilities of
Hallmark First Mutual Fund and Hallmark Total Return Bond Fund, each a series of
Hallmark Investment Series Trust (the Funds), including the schedules of investments, as of June 30, 2006, and the related statements of operations, changes in net assets, and the financial highlights for the year then ended.
These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets for the year ended June 30, 2005 and the financial highlights for each of the years or period in the four-year period ended June 30, 2005 were audited by another independent registered public accounting firm whose report dated October 26, 2005 expressed an unqualified opinion on those statements and the financial highlights.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2006, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Hallmark First Mutual Fund and Hallmark Total Return Bond Fund, each a series of
Hallmark Investment Series Trust as of June 30, 2006, the results of their operations, changes in their net assets, and the financial highlights for year then ended, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

New York, New York
August 28, 2006